                                                                      EXHIBIT 5


                 EXECUTION COPY


                                SERIES 1996-2 SUPPLEMENT, dated as of December
5, 1996 (the "Supplement"), between CAPITAL ONE BANK, a Virginia banking corporation, as Seller and Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

                 Pursuant to the Pooling and Servicing Agreement dated as of September 30, 1993 (as amended and supplemented, the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller has created the Capital One Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

                 This term sheet, by and among the Seller, the Servicer and the Trustee (the "Term Sheet"), together with the December 5, 1996 Standard Definitions and Provisions Annex attached hereto (the "Annex") constitute the Supplement. A copy of the Annex is maintained by the Trustee and the Servicer. The definitions and provisions contained in the Annex are incorporated by reference in this Supplement, except to the extent specifically modified in the Term Sheet. In the event that any term or provision contained in the Supplement shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

                 Pursuant to this Supplement, the Seller and the Trustee hereby create a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as "Capital One Master Trust, Series 1996-2". The Series 1996-2 Certificates shall be issued in two Classes, the first of which shall be known as the "Floating Rate Class A Asset Backed Certificates, Series 1996-2" and the second of which shall be known as the "Floating Rate Class B Asset Backed Certificates, Series 1996-2". In addition, there is hereby created a third Class f uncertificated interests in the Trust which, except as expressly provided herein, shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Supplement and which shall be known as the "Collateral Indebtedness Interest, Series 1996-2".

                                   ARTICLE I

                                  Series Terms

                 Section 1.01. Series Terms. This Series shall be included in Group One as a Variable Accumulation Series and as a Principal Sharing Series that is not subordinated to any other Series; provided, however, that if this Series is an Extendable Series, such Series shall also be a Subordinated Excess Principal Series.


Title of Securities                             $600,000,000 Floating Rate Class A Asset Backed
                                                Certificates, Series 1996-2 (the "Class A
                                                Certificates") and $82,500,000 Floating Rate Class B
                                                Asset Backed Certificates, Series 1996-2 (the
                                                "Class B Certificates)

Extendable Series                               No


Prefunded Series                                No

Class A Initial Investor Amount                 $600,000,000

Class B Initial Investor Amount                 $82,500,000

Collateral Initial Investor Amount              $67,500,000

Initial Prefunded Amount                        Not applicable

Required Funding Percentage                     Not applicable

Funding Dates                                   Not applicable

Initial Funding Date                            Not applicable

Final Funding Date                              Not applicable

Initial Principal Payment Date                  Not applicable

Class A Certificate Rate                        For each Interest Period, a per annum rate equal to
                                                the Class A Floating Rate Index as of the Class A
                                                Interest Determination Date plus the Class A
                                                Certificate Rate Spread; provided, however, that
                                                with respect to the initial Interest Period, the
                                                Class A Certificate Rate shall equal the Class A
                                                Certificate Rate Spread plus the greater of (i)
                                                LIBOR for one-month United States dollar deposits
                                                and (ii) the rate determined by reference to a
                                                straight-line interpolation (based on the actual
                                                number of days in the initial Interest Period)
                                                between LIBOR for one-month United States dollar
                                                deposits and LIBOR for two-month United States
                                                dollar deposits

Class A Floating Rate Index                     LIBOR

Class A Floating Rate Index Maturity            One month

Class A Certificate Rate Spread                 0.10% per annum

Class A Maximum Interest Rate                   Not applicable

Class A Interest Determination Date             LIBOR Determination Date

Class A Expected Final Payment Date             The December 2001 Distribution Date

Class A Accumulation Period Commencement        The last day of the March 2000 Monthly Period
Date

Controlled Accumulation Amount                  $30,000,000


Class B Certificate Rate                        For each Interest Period, a per annum rate equal to
                                                the Class B Floating Rate Index as of the Class B
                                                Interest Determination Date plus the Class B
                                                Certificate Rate Spread; provided, however, that
                                                with respect to the initial Interest Period, the
                                                Class B Certificate Rate shall equal the Class B
                                                Certificate Rate Spread plus the greater of (i)
                                                LIBOR for one-month United States dollar deposits
                                                and (ii) the rate determined by reference to a
                                                straight-line interpolation (based on the actual
                                                number of days in the initial Interest Period)
                                                between LIBOR for one-month United States dollar
                                                deposits and LIBOR for two-month United States
                                                dollar deposits

Class B Floating Rate Index                     LIBOR

Class B Floating Rate Index Maturity            One month

Class B Certificate Rate Spread                 0.33% per annum

Class B Maximum Interest Rate                   Not applicable

Class B Interest Determination Date             LIBOR Determination Date

Class B Expected Final Payment Date             The February 2002 Distribution Date

Interest Payment Dates                          The 15th day of each month (or, if such day is not a
                                                Business Day, the next succeeding Business Day),
                                                commencing on the January 1997 Distribution Date

Required Cash Base Percentage                   1.00%

Required Collateral Base Percentage             3.00%

Required Invested Base Percentage               9.00%

Required Reserve Base Percentage                0.50%

Closing Date                                    December 5, 1996

Initial Distribution Date                       The January 1997 Distribution Date

Rating Agency                                   Moody's, Standard & Poor's and Fitch

Net Servicing Fee Rate                          For (i) so long as the Seller is the Servicer, 0.75%
                                                per annum, (ii) if the Bank of New York is the
                                                Servicer, 1.25% per

                                                annum and (iii) if the Seller or The Bank of
                                                New York is no longer the Servicer, 2.00% per annum

Servicing Fee Rate                              2.00%

Cut-Off Date                                    December 1, 1996

Termination Date                                The February 2005 Distribution Date


                                   ARTICLE II

                     Modifications Relating To The Issuance
                          of The Class B Certificates

                 Section 2.01.  Additional and Amended Definitions:

                 "Agency Agreement" shall mean the Agency Agreement dated as of December 5, 1996 between the Seller and Servicer, Morgan Guaranty Trust Company of New York, as Authenticating Agent, Co-Transfer Agent and Co-Registrar and Co-Paying Agent thereunder, and the Trustee.

                 "Authenticating Agent" shall mean Morgan Guaranty Trust Company of New York, as Authenticating Agent with respect to the Class B Certificates under the Agency Agreement.

                 "Cede" shall mean Cede & Co., as DTC's nominee.

                 "Class B Underwriter" shall mean the underwriter of the Class B Certificates, named in the Class B Underwriting Agreement.

                 "Class B Underwriting Agreement" shall mean the underwriting agreement dated as of November 26, 1996 between the Seller and the underwriter of the Class B Certificates named therein.

                 "Common Depositary" shall mean Morgan Guaranty Trust Company, London office, in its capacity as a common Depositary for the Foreign Clearing Agencies with respect to the Regulation S Global Certificate as provided in the Agency Agreement.

                 "Co-Paying Agent" shall mean Morgan Guaranty Trust Company of New York, as Co-Paying Agent with respect to the Class B Certificates under the Agency Agreement.

                 "Co-Transfer Agent and Co-Registrar" shall mean Morgan Guaranty Trust Company of New York, as Co-Transfer Agent and Co-Registrar with respect to the Class B Certificates under the Agency Agreement.

                 "DTC" shall mean The Depository Trust Company, a New York corporation.

                 "FAST Custodian" shall mean Morgan Guaranty Trust Company of New York, London office, as FAST custodian for DTC.

                 "Global Certificate" shall have the meaning specified in
Section 2.03(a)(ii) of this Term Sheet.

                 "MGTB" shall have the meaning specified in Section 2.03(a)(i) of this Term Sheet.

                 "Regulation S" shall mean Regulation S promulgated under the Act.

                 "Regulation S Global Certificate" shall have the meaning specified in Section 2.03(a)(i) of this Term Sheet.

                 "Restricted Global Certificate" shall have the meaning specified in Section 2.03(a)(ii) of this Term Sheet.

                 Notwithstanding any provision of the Agreement or this Supplement, the term "Distribution Date", when used in the Agreement or this Supplement with respect to the Class B Certificates, shall mean a day that is both (i) a Business Day (as such term is defined in the Agreement) and (ii) a London Business Day (as defined herein).

                 Notwithstanding any provision of the Agreement or this Supplement, the term "Paying Agent" when used in the Agreement or this Supplement with respect to Series 1996-2, shall mean, (i) with respect to the Class A Certificates and the Collateral Indebtedness Interest, the Paying Agent specified pursuant to the Agreement, and (ii) with respect to the Class B Certificates, the Co-Paying Agent's London office specified in the Agency Agreement or a Paying Agent or other co-paying agent chosen by the Seller and acceptable to the Trustee acting through such Paying Agent or other co-paying agent's office outside the United States, and any successor Paying Agents or co-paying agents with respect to the Class A Certificates and Class B Certificates appointed by the Seller, and acceptable to the Trustee, from time to time.

                 Notwithstanding any provision of the Agreement or this Supplement, the term "Transfer Agent and Registrar" when used in the Agreement or this Supplement with respect to Series 1996-2, shall mean, (i) with respect to the Class A Certificates and the Collateral Indebtedness Interest, the Transfer Agent and Registrar specified pursuant to the Agreement, and (ii) with respect to the Class B Certificates, the Co-Transfer Agent and Co-Registrar, and any successor Transfer Agent and Registrar or other co-transfer agent and co-registrar with respect to the Class A Certificates or the Class B Certificates appointed by the Seller, and acceptable to the Trustee, from time to time.

                 Section 2.02. Distributions and Reporting to Class B Certificateholders. Notwithstanding anything to the contrary in Section 5.01 of the Annex or elsewhere in the Agreement or this Supplement, distributions from the Collection Account with respect to the Regulation S Global Certificate shall be payable only through the Co-Paying Agent's London office specified in the Agency Agreement or through a Paying Agent or other co-paying agent chosen by the Seller and acceptable to the Trustee through such Paying Agent or other co-paying agent's office outside the United States. If such payment at the office of the Co-Paying Agent, or such Paying Agent or other co-paying agent, outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amounts in United States dollars, payments with respect to the Regulation S Global Certificate will be made at the office of the Co-Paying Agent, or such Paying Agent or other co-paying agent, in New York City. Except as provided in the preceding sentence, no demand for payment or payment with respect to the Regulation S Global Certificate may be made at any office of the Co-Paying Agent or a Paying Agent or other co-paying agent in the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States.

                 Notwithstanding anything to the contrary in Section 5.02 of the Annex or elsewhere in the Agreement or this Supplement, so long as any Class B Certificates are represented by the Regulation S Global Certificate, the Servicer shall notify (i) each Foreign Clearing Agency and (ii) if and so long as such Class B Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Luxembourg Stock Exchange of each determination of the Class B Certificate Rate, the Class B Monthly Interest for the related Interest Period and the beginning and ending dates of such Interest Period not later than two Business Days after such determination is made.

                 Notwithstanding anything to the contrary in Section 5.02 of the Annex or elsewhere in the Agreement or this Supplement, if and so long as the Class B Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Servicer shall cause the Class B Certificate Rate for each Interest Period, the Class B Monthly Interest in respect of each U.S. $100,000 principal amount of Class B Certificates and the beginning and ending dates and Payment Date for each Interest Period (and, with respect to the Class B Expected Final Payment Date and any Special Payment Date, the amount of principal to be distributed in respect of each U.S. $100,000 principal amount of the Class A Certificates) to be published in a daily newspaper of general circulation in Luxembourg (which is expected to be, but need not be, the Luxembourg Wort), as soon as possible after the determination of the Class B Certificate Rate, but in no event later than the day required pursuant to the rules of the Luxembourg Stock Exchange. If applicable, the Class B Monthly Interest, Interest Period and Payment Date so published may subsequently be changed (or appropriate alternative arrangements be made by way of adjustment) without notice in the event of an extension or shortening of such Interest Period.

                 Section 2.03. The Class B Certificates. (a) Form of Class B Certificates. Notwithstanding anything to the contrary in Section 6.13 of the Agreement, the Class B Certificates shall initially be represented by two or more permanent global certificates in definitive, fully registered form, without interest coupons, in respect of the entire aggregate principal amount of the Class B Certificates.

                 (i) Regulation S Global Certificate. Class B Certificates offered and sold in reliance on Regulation S shall be issued in the form of one or more permanent global Class B Certificates in definitive, fully registered form without interest coupons (collectively, the "Regulation S Global Certificate"), substantially in the form of Exhibit A-2 to this Supplement, duly executed by the Seller and authenticated by the Trustee or the Authenticating Agent. The Regulation S Global Certificate shall be registered in the name of MGTB Nominees Limited ("MGTB") as nominee for, and shall be deposited on or about the Closing Date with, the Common Depositary for credit on the Closing Date to the accounts of the purchasers holding interests therein through the Foreign Clearing Agencies.

                 (ii) Restricted Global Certificate. Class B Certificates offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons (collectively, the "Restricted Global Certificate" and, together with the Regulation S Global Certificate, the "Global Certificates"), substantially in the form set forth in Exhibit A-3 to this Supplement, duly executed by the

         Seller and authenticated by the Trustee or the Authenticating Agent. The Restricted Global Certificate will be registered in the name of Cede as nominee for, and deposited on or about the Closing Date with the FAST Custodian for, DTC for credit on the Closing Date to the accounts of the purchasers holding interests therein through DTC.

                 (iii) Minimum Beneficial Interests. Beneficial interests in Class B Certificates can be purchased and held only in a minimum amount of $100,000 and in larger amounts that are integral multiples of $1000.

                 (iv) Aggregate Class B Principal Amount. The sum of the aggregate principal amounts of the Global Certificates shall never exceed the Class B Initial Investor Amount. Any increase or decrease in the principal amount of a Global Certificate in respect of any exchange or transfer of a beneficial interest therein (other than any issuance of definitive Class B Certificates in respect thereof) must necessarily result in an opposite decrease or increase of equal amount in the principal amount of the other Global Certificate in respect of an exchange or transfer of a beneficial interest therein.

                 (b) Restrictions on Transfers and Exchanges.

                 (i) Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Global Certificate remains outstanding and is (i) held by MGTB or otherwise held by or on behalf of the Common Depositary or (ii) held by the FAST Custodian or otherwise held by or on behalf of DTC or Cede or on behalf of DTC, transfers of a Global Certificate or a beneficial interest therein, in whole or in part, shall only be made in accordance with this Section 2.03(b)(i).

                          (A) Transfers of Global Certificates in Whole. Subject to clauses (B) and (C) of this Section 2.03(b)(i), transfers of the Regulation S Global Certificate shall be limited to transfers of the

         Regulation S Global Certificate in whole, but not in part, to the Common Depositary or to nominees of the Common Depositary or to a successor of the Common Depositary or such successor's nominee and transfers of the Restricted Global Certificate shall be limited to transfers of the Restricted Global Certificate in whole, but not in part, to DTC or to nominees of DTC or to a successor of DTC or such successor's nominee.

                          (B) Transfer or Exchange from Restricted Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in the Restricted Global Certificate wishes at any time to exchange its interest in such Restricted Global Certificate for an interest in the Regulation S Global Certificate, or to transfer its interest in such Restricted Global Certificate to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Certificate, such holder may, subject to the rules and procedures of DTC, Euroclear and Cedel, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Certificate in accordance with this paragraph (B). Upon receipt by the Co-Transfer Agent and Co-Registrar of (1) instructions given in accordance with DTC's procedures from an agent member directing the Co-Transfer Agent and Co-Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Restricted Global Certificate to be exchanged or transferred, (2) a written order given by the holder of such beneficial interest in accordance with DTC's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit A-4 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Class B Certificates represented by the Restricted Global Certificate and that such transfer or exchange has been made pursuant to and in accordance with

         Regulation S, the FAST Custodian shall instruct the Co-Transfer Agent and Co-Registrar to reduce the Restricted Global Certificate by the aggregate principal amount of the beneficial interest in the Restricted Global Certificate to be so exchanged or transferred and to increase the principal amount of the Regulation S Global Certificate by the aggregate principal amount of the beneficial interest in the Restricted Global Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the principal amount of the Restricted Global Certificate, and the Co-Transfer Agent and Co-Registrar shall effect such increase and corresponding reduction.

                          (C) Transfer or Exchange from Regulation S Global Certificate to Restricted Global Certificate. If a holder of a beneficial interest in the Regulation S Global Certificate wishes at any time to exchange its interest in such Regulation S Global Certificate for an interest in the Restricted Global Certificate, or to transfer its interest in such Regulation S Global Certificate to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Certificate, such holder may, subject to the rules and procedures of DTC, Euroclear and Cedel, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Restricted Global Certificate in accordance with this paragraph (C). Pursuant to the rules of the Foreign Clearing Agencies, the participant of the relevant Foreign Clearing Agency must send to such Foreign Clearing Agency delivery free of payment instructions one business day prior to the settlement date. Such Foreign Clearing Agency will transmit appropriate instructions to the Common Depositary. The Common Depositary shall transmit instructions to the FAST Custodian. Upon receipt by the Co-Transfer Agent and Co-Registrar of (1) instructions from the FAST Custodian directing the Co-Transfer Agent and Co-Registrar to credit or cause to be credited a beneficial interest in the Restricted Global Certificate in an amount equal to the beneficial interest in the Regulation S Global Certificate to be exchanged or transferred and (2) if such transfer or exchange is to occur on or before the 40th day following the later of the commencement of any offering of the Class B Certificates pursuant to Regulation S and the Closing Date, a certificate in the form of Exhibit A-5 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, the FAST Custodian shall instruct the Co-Transfer Agent and Co-Registrar to reduce the Regulation S Global Certificate by the aggregate principal amount of the beneficial interest in the Regulation S Global Certificate to be so exchanged or transferred and to increase the principal amount of the Restricted Global Certificate by the aggregate principal amount of the beneficial interest in the Regulation S Global Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Restricted Global Certificate equal to the reduction in the principal amount of the Regulation S Global Certificate, and the Co-Transfer Agent and Co-Registrar shall effect such increase and corresponding reduction. After such 40th day, the certification requirement in the form of Exhibit A-5 will no longer apply to such transfers and exchanges, but such transfers and exchanges will continue to be subject to the transfer restrictions contained in the legend appearing on the Regulation S Global Certificate, as set out in Exhibit A-3.

                          (D) Transfers or Exchanges of Definitive
         Certificates. In the event that a Global Certificate is exchanged for certificated Class B Certificates in definitive registered form without interest coupons pursuant to Section 2.03(c), such definitive Class B Certificates may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of paragraphs (B) and (C) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144A or Regulation S under the Act, as the case may be) and as may be from time to time adopted or required by the Seller, the Trustee and/or the Co-Transfer Agent and Co-Registrar. Subject to the foregoing restrictions and the minimum denominations specified in Section 2.03(a)(iii), the Holder of any definitive Class B Certificate may transfer or exchange the same in whole or in part by surrendering such definitive Class B Certificate at the office of the Co-Transfer Agent and Co-Registrar (or at the office of any other transfer agent that may be appointed by the Seller in accordance with the Agreement and the Supplement) and complying with the requirements for registration of transfer or exchange set forth in Section 6.04 of the Agreement.

                 (c) Definitive Certificates.

                 (i) Conditions for Issuance. Notwithstanding anything to the contrary in Section 6.12 if the Agreement, interests in the Regulation S Global Certificate shall be transferred to the beneficial owners thereof in the form of definitive Class B Certificates only if (A) both of the Foreign Clearing Agencies is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business or (B) following a failure to pay principal when due on any Class B Certificate, the Co-Transfer Agent and Co-Registrar or the Trustee has received a notice from the Holder of the Regulation S Global Certificate requesting exchange of the Regulation S Global Certificate for definitive Class B Certificates. Notwithstanding anything to the contrary in Section 6.12 if the Agreement, interests in the Restricted Global Certificate shall be transferred to the beneficial owners thereof in the form of definitive Class B Certificates only if (A) the Seller advises the

         Trustee and the Co-Transfer Agent and Co-Registrar that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to the Class B Certificates, (B) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to the Class B Certificates through the Clearing Agency or (C) after the occurrence of a Servicer Default, Certificate Owners of Class B Certificates held through the Clearing Agency evidencing not less than 50% of the aggregate unpaid principal amount of Class B Certificates held through the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Class B Certificates through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Class B Certificates.

                 (ii) Issuance. If interests in any Global Certificate are to be transferred to the Certificate Owners thereof in the form of definitive Class B Certificates, such Global Certificate shall be surrendered by the Common Depositary or DTC, as applicable, and such definitive Class B Certificates shall be issued pursuant to Section
         6.12 of the Agreement. The definitive Class B Certificates transferred shall be executed, authenticated and delivered only in the denominations specified in Section 2.03(a)(iii) of this Term Sheet and registered in such names as the Foreign Clearing Agencies or the Clearing Agency, as applicable, shall direct in writing. In no event will any Agent be liable for the costs and expenses of printing, preparing or delivering any definitive Class B Certificate.

                 IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                                   CAPITAL ONE BANK,
                                                     Seller and Servicer,

                                                     by /s/ LEE J. JACOBSON
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                   THE BANK OF NEW YORK,
                                                     Trustee

                                                     by /s/ JOSEPH G. ERNST
                                                       -------------------------
                                                       Name:
                                                       Title: